Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated March 31, 2022 with respect to the audited consolidated financial statements of Fortune Valley Treasures, Inc. for the years ended December 31, 2021 and 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 29, 2022